EXHIBIT 10.6

RADIAN GROUP INC.

2026 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT

TERMS AND CONDITIONS

These Terms and Conditions (“Terms and Conditions”) are part of the Restricted Stock Unit Grant made as of May 21, 2026 (the “Grant Date”), by Radian Group Inc., a Delaware corporation (“Radian,” together with its Subsidiaries, the “Company”), to
#ParticipantName#, an employee of the Company (the “Grantee”).

RECITALS

WHEREAS, the Radian Group Inc. 2026 Equity Compensation Plan (the “Plan”) permits the grant of Restricted Stock Units in accordance with the terms and provisions of the Plan;

WHEREAS, Radian desires to grant Restricted Stock Units to the Grantee, and the Grantee desires to accept such Restricted Stock Units, on the terms and conditions set forth herein and in the Plan; and

WHEREAS, the applicable provisions of the Plan are incorporated into these Terms and Conditions by reference, including the definitions of terms contained in the Plan (unless such terms are otherwise defined herein).

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock Units.

Radian hereby awards to the Grantee #QuantityGranted# Restricted Stock Units (hereinafter, the “Restricted Stock Units”), subject to the vesting and other conditions of these Terms and Conditions.

2. Vesting.

(a) General Vesting Terms. Provided the Grantee remains employed by the Company through the applicable vesting date set forth in this Section 2 (the “Vesting Date”) and meets all applicable requirements set forth in these Terms and Conditions, the Restricted Stock Units awarded under these Terms and Conditions shall vest in three substantially equal installments on each of May 25, 2027, May 25, 2028, and May 25, 2029, except as set forth in Sections 2(b), 2(c), 2(d) and 2(e) below (the period over which the Restricted Stock Units vest is referred to as the “Restriction Period”).

(b) Retirement.

(i) If the Grantee terminates employment during the Restriction Period because of the Grantee’s Retirement, the Grantee’s Restricted Stock Units will automatically vest in full on the date of such termination of employment.

(ii) For purposes of these Terms and Conditions, “Retirement” shall mean the Grantee’s separation from service without Cause, other than on account of death or Disability (as defined below), (A) following the Grantee’s attainment of age 65 and completion of five years of service with the Company, or (B) following the Grantee’s attainment of age 55 and completion of 10 years of service with the Company.

(iii) For purposes of these Terms and Conditions, “Cause” shall mean the Grantee’s (A) indictment for, conviction of, or pleading nolo contendere to, a felony or a crime involving fraud, misrepresentation, or moral turpitude (excluding traffic offenses other than traffic offenses involving the use of alcohol or illegal substances), (B) fraud, dishonesty, theft, or misappropriation of funds in connection with the Grantee’s duties with the Company, (C) material violation of Radian’s Code of Conduct and Ethics and employment policies, as in effect from time to time, (D) gross negligence or willful misconduct in the performance of the Grantee’s duties with the Company, or (E) a breach of any written confidentiality, nonsolicitation, or noncompetition covenant with the Company or an Affiliate, in each case as determined in the sole discretion of the Committee. In the event that the Committee determines that the Grantee engaged in any of the foregoing activities that are grounds for termination for Cause at any time, the Committee may determine that the Grantee’s termination of employment was a termination for Cause, even if not so designated at the date of termination.

(c) Involuntary Termination.

(i) Except as set forth in Section 2(e) below, if the Grantee terminates employment on or before the first Vesting Date because of an Involuntary Termination, one-third of the Grantee’s Restricted Stock Units will automatically vest on the date of such termination of employment and the remaining unvested Restricted Stock Units shall be immediately forfeited. If the Grantee terminates employment during the Restriction Period and after the first Vesting Date because of an Involuntary Termination, the Grantee’s Restricted Stock Units will automatically vest in full on the date of such termination of employment.

(ii) For purposes of these Terms and Conditions, the term “Involuntary Termination” shall mean the Grantee’s separation from service from the Company on account of a termination by the Company without Cause, other than on account of Retirement, death or Disability; provided the Grantee signs and does not revoke a separation agreement containing a release and waiver of claims in favor of the Company and its Affiliates in a form provided by the Company (“Release”). A termination by the Grantee for Good Reason under the Grantee’s executive severance agreement shall be deemed to be an Involuntary Termination. For purposes of these Terms and Conditions, “Good Reason” shall have the meaning assigned to it in the Grantee’s executive severance agreement.

(d) Death or Disability. In the event of the Grantee’s death or Disability while employed by the Company during the Restriction Period, the Grantee’s Restricted Stock Units will automatically vest in full on the date of the Grantee’s death or Disability, as applicable. For purposes of these Terms and Conditions, the term “Disability” shall mean a physical or mental impairment of sufficient severity that the Grantee is both eligible for and in receipt of benefits under the long-term disability program maintained by the Company, and that meets the requirements of a disability under section 409A of the Code, provided that the Grantee completes 30 days of active service with the Company at any time after the Grant Date and prior to the first Vesting Date. The date of Disability for purposes of these Terms and Conditions is the date on which the Grantee commences to receive such long-term disability benefits. In the event that the Grantee is not in active service on the Grant Date (for example, on account of short-term disability) and the Grantee does not return to the Company and complete 30 days of active service with the Company prior to the first Vesting Date, the award will be forfeited.

(e) Change of Control.

(i) Notwithstanding the foregoing, if, during the Restriction Period, a Change of Control occurs and the Grantee’s employment with the Company is terminated by the Company without Cause (other than on account of death or Disability), or the Grantee terminates employment for Good Reason, and the Grantee’s date of termination of employment (or in the event of the Grantee’s termination for Good Reason, the event giving rise to Good Reason) occurs during the period beginning on the date that is 90 days before the Change of Control and ending on the date that is one year following the Change of Control, the unvested Restricted Stock Units will automatically vest as of the Grantee’s date of termination of employment (or, if later, on the date of the Change of Control).

(f) Other Termination. Except as provided in Sections 2(b), 2(c), 2(d) and 2(e), in the event of a termination of employment, the Grantee will forfeit all Restricted Stock Units that do not vest either before the termination date or on the termination date associated with such termination. Except as provided in Section 2(e), no Restricted Stock Units will vest after the Grantee’s employment with the Company has terminated for any reason. For clarification purposes, in the event the Grantee’s employment is terminated by the Company for Cause, the outstanding Restricted Stock Units held by the Grantee shall immediately terminate and be of no further force or effect.

3. Restricted Stock Units Account.

Radian shall establish a bookkeeping account on its records for the Grantee and shall credit the Grantee’s Restricted Stock Units to the bookkeeping account.

4. Dividend Equivalents.

Dividend equivalents shall accrue with respect to the Grantee’s Restricted Stock Units and shall be payable subject to the same vesting terms and other conditions as the Restricted Stock Units to which they relate. Dividend equivalents shall be credited on the Restricted Stock Units as of the dividend record date with respect to shares of Common Stock from the Grant Date until the payment date for the vested Restricted Stock Units. Radian will keep records of dividend equivalents in a non-interest bearing bookkeeping account for the Grantee. No interest will be credited to any such account. Vested dividend equivalents shall be paid in cash at the same time and subject to the same terms as the underlying vested Restricted Stock Units. If and to the extent that the underlying Restricted Stock Units are forfeited, all related dividend equivalents shall also be forfeited. For the avoidance of doubt, if the Grantee elects to defer payment of the Restricted Stock Units under a Company deferred compensation plan, the payment date for accrued dividend equivalents will be determined based on the terms of the applicable deferred compensation plan.

5. Settlement of Restricted Stock Units.

(a) Except as otherwise provided in this Section 5, if the Restricted Stock Units vest in accordance with Section 2(a), the Grantee shall be entitled to receive payment of the vested Restricted Stock Units within 60 days after the applicable Vesting Date.

(b) The vested Restricted Stock Units shall be paid earlier than the applicable Vesting Date in the following circumstances:

(i) If the Restricted Stock Units vest in accordance with Section 2(b) (Retirement), Section 2(c) (Involuntary Termination), or Section 2(d) (death or Disability), the Grantee shall receive payment of the vested Restricted Stock Units within 60 days after the date of the Grantee’s termination of employment on account of Retirement, Involuntary Termination or death, or the date of Disability, as applicable.

(ii) If a Change of Control occurs and the Grantee’s employment terminates in accordance with Section 2(e), the Grantee shall receive payment of the vested Restricted Stock Units within 60 days after the date of the Grantee’s termination of employment (or, if later, on the date of the Change of Control).

(c) On the applicable payment date, each vested Restricted Stock Unit credited to the Grantee’s account shall be settled in whole shares of Common Stock equal to the number of vested Restricted Stock Units, subject to compliance with the six-month delay described in Section 18 below, if applicable, and the payment of any federal, state, local, or foreign withholding taxes as described in Section 13 below, and subject to compliance with the restrictive covenants in Section 7 below. The obligation of Radian to distribute shares shall be subject to the rights of Radian as set forth in the Plan and to all applicable laws, rules, regulations, and such approvals by governmental agencies as may be deemed appropriate by the Committee, including as set forth in Section 16 below.

(d) Notwithstanding the foregoing, if the Grantee elects to defer payment of the Restricted Stock Units under the Company’s applicable deferred compensation plan, payment shall be made in the form and at the time specified under such plan.

6. Certain Corporate Changes.

If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all the Restricted Stock Units granted under these

Terms and Conditions, the Committee shall adjust, as provided in the Plan, the number and class of shares underlying the Restricted Stock Units held by the Grantee to reflect the effect of such event or change in Radian’s capital structure in such a way as to preserve the value of the Restricted Stock Units. Any adjustment that occurs under the terms of this Section 6 or the Plan will not change the timing or form of payment with respect to any Restricted Stock Units except in accordance with section 409A of the Code.

7. Restrictive Covenants.

(a) The Grantee acknowledges and agrees that, during and after the Grantee’s employment with the Company or any of its Affiliates, the Grantee will be subject to, and will comply with, the applicable confidentiality and other terms specified in Radian’s Code of Conduct and Ethics and employment policies, including terms applicable to former employees. A copy of the Code of Conduct and Ethics has been provided to the Grantee and can be accessed on the Company’s intranet. The Code of Conduct and Ethics, including any future revisions to the Code of Conduct and Ethics, are incorporated into and made a part of these Terms and Conditions as if fully set forth herein.

(b) The Grantee acknowledges that the Grantee’s relationship with the Company and its Affiliates is one of confidence and trust such that the Grantee is, and may in the future be, privy to and/or the Grantee will develop Confidential Information and Trade Secrets of the Company or any of its Affiliates. Subject to the provisions of subsection (j), the Grantee agrees that, at all times during the Grantee’s employment and after the Grantee’s employment with the Company or any of its Affiliates terminates for any reason, whether by the Grantee or by the Company or any of its Affiliates, the Grantee will hold in strictest confidence and will not disclose, use, or publish any Confidential Information and Trade Secrets, except as and only to the extent such disclosure, use, or publication is required during the Grantee’s employment with the Company or any of its Affiliates for the Grantee to fulfill the Grantee’s job duties and responsibilities to the Company or any of its Affiliates. At all times during the Grantee’s employment and after the Grantee’s termination of employment, the Grantee agrees that the Grantee shall take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information and Trade Secrets. The Grantee hereby assigns to the Company any rights the Grantee may have or acquire in Confidential Information and Trade Secrets, whether developed by the Grantee or others, and the Grantee acknowledges and agrees that all Confidential Information and Trade Secrets shall be the sole property of the Company and its assigns. For purposes of these Terms and Conditions, “Confidential Information and Trade Secrets” shall mean information that the Company or any of its Affiliates owns or possesses, that the Company or any of its Affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or any of its Affiliates, that the Company or any of its Affiliates treat as proprietary, private, or confidential, and that is not generally known to the public.

(c) The Grantee acknowledges and agrees that, during the Grantee’s employment with the Company or any of its Affiliates, and for the 12 month period immediately following the Grantee’s termination of employment for any reason, and subject to subsection (l) below (the “Restricted Period”), the Grantee will not, without the Company’s express written consent, engage (directly or indirectly) in any employment or business activity, or provide services to any business, within the Restricted Territory (as defined below) that provides products or services that, during the Grantee’s employment, the Company or any of its Affiliates provided, marketed, sold or developed or was actively engaged in developing; provided however, the foregoing restriction shall only apply to any such product or service for which the Grantee has had access to Confidential Information and Trade Secrets or otherwise has had active involvement. The “Restricted Territory” means the cities, states, and territories of the United States, Bermuda, the United Kingdom, and any other countries in which the Company conducts its business during the Grantee’s employment. The Grantee further agrees that, given the nature of the business of the Company and its Affiliates and the Grantee’s position with the Company, the geographic scope of the Restricted Territory is appropriate and reasonable.

Notwithstanding the foregoing:

(i) if the Grantee is employed in Louisiana or Nebraska, the Restricted Territory shall be limited to the geographic scope set forth respectively for Louisiana and Nebraska in Exhibit A of this Agreement; and

(ii) if the Grantee is employed in California, Minnesota, Oklahoma, Washington or in another jurisdiction where the foregoing restrictions in this subsection (c) may otherwise be prohibited by law, including on the basis of the Grantee’s salary, the foregoing restrictions in this subsection (c) shall not apply, and instead the Grantee acknowledges and agrees that, during the Grantee’s employment with the Company or any of its Affiliates: (A) the Grantee will not engage (directly or indirectly) in any employment or business activity, or provide services to any business, within the Restricted Territory that provides products or services that, during the Grantee’s employment, the Company or any of its Affiliates provides, markets, sells or develops or is actively engaged in developing through the use of Confidential Information and Trade Secrets; provided however, the foregoing restriction shall only apply to any such service or product for which the Grantee has had access to Confidential Information and Trade Secrets or otherwise has had active involvement, and (B) the Grantee will not, without the prior written consent of the Company or any of its Affiliates, engage (directly or indirectly) in any other employment or business activity that would tend to create an actual or apparent conflict of interest with the Company or any of its Affiliates, or undermine or interfere with the Grantee’s ability to devote the Grantee’s best efforts and to fulfill the full-time duties and responsibilities of the Grantee’s position with the Company or any of its Affiliates. The Grantee further agrees that, given the nature of the business of the Company and its Affiliates and the Grantee’s position with the Company, the geographic scope of the Restricted Territory is appropriate and reasonable.

(d) The Grantee acknowledges and agrees that, during the term of the Grantee’s employment by the Company or any of its Affiliates and during the Restricted Period, the Grantee shall not, directly or indirectly through others, (i) hire or attempt to hire any employee of the Company or any of its Affiliates, (ii) solicit or attempt to solicit any employee of the Company or any of its Affiliates to become an employee, consultant, or independent contractor to, for, or of any other person or business entity, or (iii) solicit or attempt to solicit any employee, or any consultant or independent contractor of the Company or any of its Affiliates to change or terminate such person’s relationship with the Company or any of its Affiliates, unless in each case more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its Affiliates and the first date of such solicitation or hiring or attempt to solicit or hire. If any employee, consultant, or independent contractor is hired or solicited by any entity that has hired or agreed to hire the Grantee, such hiring or solicitation shall be conclusively presumed to be a violation of these Terms and Conditions; provided, however, that any hiring or solicitation pursuant to a general solicitation conducted by an entity that has hired or agreed to hire the Grantee, or by a headhunter employed by such entity, which does not involve the Grantee, shall not be a violation of this subsection (d).

Notwithstanding the foregoing, if the Grantee is employed in a jurisdiction where the foregoing restrictions in this subsection (d) may otherwise be prohibited by law, the foregoing restrictions in this subsection (d) shall not apply, and instead the Grantee acknowledges and agrees that, during the Grantee’s employment with the Company or any of its Affiliates, the Grantee shall not, directly or indirectly through others, solicit, encourage, or attempt to solicit or encourage any Service Provider to terminate or reduce the Service Provider’s relationship or business with the Company or any of its Affiliates. For the purpose of these Terms and Conditions, “Service Provider” means persons and entities who, during the Grantee’s employment with the Company or any of its Affiliates, were employees, consultants, vendors, or independent contractors of the Company or any of its Affiliates.

(e) The Grantee covenants and agrees that, during the term of the Grantee’s employment by the Company or any of its Affiliates and during the Restricted Period, the Grantee shall not, either directly or indirectly through others:

(i) solicit, divert, appropriate, or do business with, or attempt to solicit, divert, appropriate, or do business with, any customer that the Grantee had material contact with and for whom the Company or any of its Affiliates provided goods or services within 12 months prior to the Grantee’s date of termination or any prospective customer of the Company or any of its Affiliates for whom the Company or any of its Affiliates actively sought to provide goods or services within 12 months prior to the Grantee’s date of termination for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by the Company or any of its Affiliates during the Grantee’s employment with the Company or any of its Affiliates; or

(ii) encourage any customer for whom the Company or any of its Affiliates provided goods or services within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its Affiliates.

Notwithstanding the foregoing:

(A) if the Grantee is employed in Louisiana, the foregoing restrictions in this subsection (e) shall be limited to customers or prospective customers residing in the parishes, counties, and municipalities set forth in Exhibit A of this Agreement;

(B) if the Grantee is employed in Oklahoma, the foregoing restrictions in this subsection (e) shall not apply, and instead the Grantee acknowledges and agrees that, during the term of the Grantee’s employment by the Company or any of its Affiliates and during the Restricted Period, the Grantee shall not directly (i) solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate any customer that the Grantee had material contact with and for whom the Company or any of its Affiliates provided goods or services within 12 months prior to the Grantee’s date of termination, for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its Affiliates during the Grantee’s employment with the Company or any of its Affiliates; or (ii) encourage any customer for whom the Company or any of its Affiliates provided goods or services within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its Affiliates; and

(C) if the Grantee is employed in California, or in another jurisdiction where the foregoing restrictions in this subsection (e) may otherwise be prohibited by law, the foregoing restrictions in this subsection (e) shall not apply, and instead the Grantee acknowledges and agrees that as part of the Grantee’s obligations under subsection (b) above, during the Grantee’s employment with the Company or any of its Affiliates and after the Grantee’s employment with the Company or any of its Affiliates terminates for any reason (whether by the Grantee or by the Company or any of its Affiliates), the Grantee shall not, either directly or indirectly through others, use or disclose any trade secrets included in Confidential Information and Trade Secrets in any effort to solicit, encourage, or attempt to solicit or encourage, any Company Customer to terminate, reduce, or forego that Company’s Customer’s relationship with the Company or any of its Affiliates. For purposes of these Terms and Conditions, “Company Customer” means any person or entity to whom the Company or any of its Affiliates provided goods or services at any time during the Grantee’s employment with the Company or any of its Affiliates.

(f) The Grantee acknowledges and agrees that the business of the Company and its Affiliates is highly competitive, that the Confidential Information and Trade Secrets have been developed by the Company or any of its Affiliates at significant expense and effort, and that the restrictions contained in this Section 7 are reasonable and necessary to protect the legitimate business interests of the Company or any of its Affiliates, including Confidential Information and Trade Secrets.

(g) The parties to these Terms and Conditions acknowledge and agree that any breach by the Grantee of any of the covenants or agreements contained in this Section 7 will result in irreparable injury to the Company or any of its Affiliates, as the case may be, for which money damages could not adequately compensate such entity. Therefore, the Company or any of its Affiliates shall have the right (in addition to any other rights and remedies which it may have at law or in equity and in addition to the forfeiture requirements set forth in subsection (h) below) to seek to enforce this Section 7 and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company or any of its Affiliates may have for a breach, or threatened breach, of the restrictive covenants set forth in this Section 7. The Grantee agrees that in any action in which the Company or any of its Affiliates seeks injunction, specific performance, or other equitable relief, the Grantee will not assert or contend that any of the provisions of this Section 7 are unreasonable or otherwise unenforceable. Unless otherwise prohibited by applicable law, the Grantee irrevocably and unconditionally (i) agrees that any legal proceeding arising out of these Terms and Conditions shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New Castle County, Delaware, (ii) consents to the sole and exclusive jurisdiction and venue of such court in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any such court. The Grantee also irrevocably and unconditionally consents to the service of any process, pleadings, notices, or other papers.

(h) The Grantee acknowledges and agrees that in the event the Grantee breaches any of the covenants or agreements contained in this Section 7 or the Grantee’s employment is terminated by the Company or an Affiliate for Cause, including a determination by the Committee that the Grantee has engaged in any activity, at any time, that would be grounds for termination of the Grantee’s employment for Cause:

(i) The Committee may in its discretion determine that the Grantee shall forfeit the outstanding Restricted Stock Units (without regard to whether the Restricted Stock Units have vested, except as to the vested shares where forfeiture of vested shares is expressly prohibited by law), and the outstanding Restricted Stock Units shall immediately terminate, and

(ii) The Committee may in its discretion require the Grantee to return to Radian any shares of Common Stock received in settlement of the Restricted Stock Units; provided, that if the Grantee has disposed of any shares of Common Stock received upon settlement of the Restricted Stock Units, then the Committee may require the Grantee to pay to Radian, in cash, the Fair Market Value of such shares of Common Stock as of the date of disposition. The Committee shall exercise the right of recoupment provided in this subsection (h)(ii) within (x) 180 days after the Committee’s discovery of the Grantee’s breach of any of the covenants or agreements contained in this Section 7, or (y) within 180 days after the later of (A) the Grantee’s termination of employment by the Company or an Affiliate for Cause, or (B) the Committee’s discovery of circumstances that, if known to the Committee, would have been grounds for termination for Cause; provided, however, that this right of recoupment shall not limit the Board’s recoupment authority under any applicable clawback or recoupment policy of the Company.

(i) Each provision of this Section 7 shall be deemed to be a separate and independent provision. If any portion of the covenants or agreements contained in this Section 7, the specific forfeiture provisions related to vested shares, or the application thereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 7 is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Section 7 shall survive the termination of the Grantee’s employment with the Company or any of its Affiliates and shall survive the termination of these Terms and Conditions.

(j) Nothing in these Terms and Conditions, including any restrictions on the use of Confidential Information and Trade Secrets, shall prohibit or restrict the Grantee from initiating communications directly with, responding to any inquiry from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a self-regulatory organization or a government agency or entity, including the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, any agency Inspector General or any other federal, state or local regulatory authority, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. Nor do these Terms and Conditions require the Grantee to obtain prior authorization from the Company before engaging in any conduct described in this subsection (j), or to notify the Company that the Grantee has engaged in any such conduct. To the extent permitted by law and except as provided above in this subsection (j), upon receipt of any subpoena, court order, or other legal process compelling the disclosure of Confidential Information and Trade Secrets, the Grantee agrees to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. Nothing in these Terms and Conditions prevents California or Washington employees from discussing or disclosing information about unlawful acts, such as harassment or discrimination or any other conduct that they have reason to believe is unlawful. Moreover, nothing in this Section 7 or these Terms and Conditions generally is intended to limit the exercise of the Grantee’s rights under Section 7 of the National Labor Relations Act (“NLRA”) including communicating with others regarding the Grantee’s terms and conditions of employment.

(k) Nothing in these Terms and Conditions shall be deemed to constitute the grant of any license or other right to the Grantee in respect of any Confidential Information and Trade Secrets or other data, tangible property, or intellectual property of the Company or any of its Affiliates.

(l) Notwithstanding the foregoing, should the Grantee violate any of the restrictive covenants of these Terms and Conditions, then the period of the Grantee’s breach of such covenant (“Violation Period”) shall stop the running of the corresponding Restricted Period. Once the Grantee resumes compliance with the restrictive covenant, the Restricted Period applicable to such covenant shall be extended for a period equal to the Violation Period so that the Company enjoys the full benefit of the Grantee’s compliance with the restrictive covenant for the duration of the corresponding Restricted Period.

(m) In the event of a conflict between the terms of the confidentiality, non-competition or non-solicitation covenants in this Section 7 and a confidentiality, non-competition or non-solicitation covenant in a prior stock option, restricted stock unit or other equity grant agreement between the Grantee and the Company, the confidentiality, non-competition and non-solicitation covenants in this Section 7 shall control as of the Grant Date.

8. No Stockholder Rights.

The Grantee has no voting rights and no other ownership rights and privileges of a stockholder with respect to the shares of Common Stock subject to the Restricted Stock Units, except as otherwise provided in Section 4.

9. Retention Rights.

Neither the award of Restricted Stock Units, nor any other action taken with respect to the Restricted Stock Units, shall confer upon the Grantee any right to continue in the employment or service of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment or service at any time.

10. Cancellation or Amendment.

This award may be canceled or amended by the Committee, in whole or in part, in accordance with the applicable terms of the Plan.

11. Notice.

Any notice to the Company provided for in these Terms and Conditions shall be addressed to it in care of the Corporate Secretary of Radian, 550 East Swedesford Road, Suite 350, Wayne, Pennsylvania 19087, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll system of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail, or other mail delivery service. Notice to the Company shall be deemed effective upon receipt. By receipt of these Terms and Conditions, the Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to the applicable securities laws) regarding the Company, the Plan, and the Restricted Stock Units via the Company’s electronic mail system or other electronic delivery system.

12. Incorporation of Plan by Reference.

These Terms and Conditions are made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The Grantee’s receipt of the Restricted Stock Units awarded under these Terms and Conditions constitutes the Grantee’s acknowledgment that all decisions and determinations of the Committee with respect to the Plan, these Terms and Conditions, and/or the Restricted Stock Units shall be final and binding on the Grantee, the Grantee’s beneficiaries, and any other person having or claiming an interest in such Restricted Stock Units. The settlement of any award with respect to Restricted Stock Units is subject to the provisions of the Plan and to interpretations, regulations, and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan. A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Corporate Secretary of Radian, 550 East Swedesford Road, Suite 350, Wayne, Pennsylvania 19087.

13. Income Taxes; Withholding Taxes.

The Grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the Restricted Stock Units pursuant to these Terms and Conditions. At the time of taxation, the Company shall have the right to deduct from other compensation or from amounts payable with respect to the Restricted Stock Units, including by withholding shares of Common Stock to satisfy the federal (including FICA), state, local and foreign income and payroll tax withholding obligation on amounts payable in shares, in accordance with procedures authorized by the Committee and established by the Company.

14. Governing Law.

Where permissible by applicable law, the validity, construction, interpretation, and effect of this instrument shall exclusively be governed by, and determined in accordance with, the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle.

15. Advice to Consult Counsel.

The Company advises the Grantee to consult with an attorney before signing these Terms and Conditions. The Grantee represents and warrants that the Grantee has obtained independent legal advice from an attorney of the Grantee’s own choice with respect to these Terms and Conditions and their Section 7 (Restrictive Covenants) or the Grantee has knowingly and voluntarily chosen not to do so.

16. Grant Subject to Applicable Laws and Company Policies.

These Terms and Conditions shall be subject to any required approvals by any governmental or regulatory agencies. This award of Restricted Stock Units shall also be subject to any applicable clawback or recoupment policies, share trading policies, and other policies of the Company from time to time in accordance with applicable law. Notwithstanding anything in these Terms and Conditions to the contrary, the Plan, these Terms and Conditions, and the Restricted Stock Units awarded hereunder shall be subject to all applicable laws, including any laws, regulations, restrictions, or governmental guidance that becomes applicable in the event of the Company’s participation in any governmental programs, and the Committee reserves the right to modify these Terms and Conditions and the Restricted Stock Units as necessary to conform to any restrictions imposed by any such laws, regulations, restrictions, or governmental guidance or to conform to any applicable clawback or recoupment policies, share trading policies, and other policies of the Company. As a condition of participating in the Plan, and by the Grantee’s acceptance of the Restricted Stock Units, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to such modifications.

17. Assignment.

These Terms and Conditions shall bind and inure to the benefit of the successors and assignees of Radian. The Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the Restricted Stock Units, except to a Successor Grantee in the event of the Grantee’s death.

18. Section 409A.

This award of Restricted Stock Units is intended to be exempt from or comply with the applicable requirements of section 409A of the Code and shall be administered in accordance with section 409A of the Code. Notwithstanding anything in these Terms and Conditions to the contrary, if the Restricted Stock Units constitute “deferred compensation” under section 409A of the Code and the Restricted Stock Units become vested and settled upon the Grantee’s termination of employment, payment with respect to the Restricted Stock Units shall be delayed for a period of six months after the Grantee’s termination of employment if the Grantee is a “specified employee” as defined under section 409A of the Code (as determined by the Committee), and if required pursuant to section 409A of the Code. If payment is delayed, the shares of Common Stock shall be distributed within 30 days of the date that is the six-month anniversary of the Grantee’s termination of employment. If the Grantee dies during the six-month delay, the shares shall be distributed in accordance with the Grantee’s will or under the applicable laws of descent and distribution. Notwithstanding any provision to the contrary herein, payments made with respect to this award of Restricted Stock Units may only be made in a manner and upon an event permitted by section 409A of the Code, and all payments to be made upon a termination of employment hereunder may only be made upon a “separation from service” as defined under section 409A of the Code. To the extent that any provision of these Terms and Conditions would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Restricted Stock Units to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. In no event shall the Grantee, directly or indirectly, designate the calendar year of payment. If the Restricted Stock Units constitute “deferred compensation” under section 409A of the Code and payment is subject to the execution of a Release, and if payment with respect to the Restricted Stock Units that is subject to the execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this instrument, and the Grantee has placed the Grantee’s signature hereon, effective as of the Grant Date set forth above.

RADIAN GROUP INC.

By: /s/ Mary Dickerson

Name: Mary Dickerson

Title: Senior Executive Vice President, Chief People and Operating Officer

By electronically acknowledging and accepting this award of Restricted Stock Units following the date of the Company’s electronic notification to the Grantee, the Grantee (a) acknowledges receipt of the Plan incorporated herein, (b) acknowledges that the Grantee has read the Award Summary delivered in connection with this grant of Restricted Stock Units and these Terms and Conditions and understands the terms and conditions of them, (c) accepts the award of the Restricted Stock Units described in these Terms and Conditions, (d) agrees to be bound by the terms of the Plan and these Terms and Conditions, and (e) agrees that all decisions and determinations of the Committee with respect to the Restricted Stock Units shall be final and binding.